Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED PERFORMANCE GUARANTY

This AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of October 18, 2024, is made by OWENS & MINOR, INC. (the “Performance Guarantor”), a Virginia corporation, in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Purchase Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of itself and the other Secured Parties under the Receivables Purchase Agreement defined below. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement defined below.

PRELIMINARY STATEMENTS

(1) Concurrently herewith, O&M Funding LLC, a Delaware limited liability company (the “Seller”), as buyer, Owens & Minor Medical, LLC, a Virginia limited liability company, as initial servicer (in such capacity, together with its successor and assigns in such capacity, the “Servicer”) and the other Persons from time to time party thereto as originators (each, an “Originator” and, collectively, the “Originators”) are entering into that certain Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Pursuant to the Purchase and Sale Agreement, the Originators will from time to time sell and contribute Receivables and Related Rights to the Seller.

(2) Concurrently herewith, the Seller, as seller, the Servicer, the Persons from time to time party thereto as Purchasers, PNC Capital Markets LLC, as Structuring Agent, and the Administrative Agent are entering into that certain Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers may from time to time make Loans to the Seller, (ii) the Seller has sold and/or granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Supporting Assets and (iii) the Servicer will service the Pool Receivables.

(3) As of the date hereof, Performance Guarantor is the direct or indirect owner of 100% of the outstanding Capital Stock of the Servicer, each Originator and the Seller.

(4) The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Purchase Agreement.

(5) The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions of Receivables to the Seller from time to time under the Purchase and Sale Agreement, (ii) the Servicer’s servicing of the Pool Receivables, (iii) the financial accommodations made by the Purchasers to the Seller from time to time under the Receivables Purchase Agreement and (iv) the other transactions contemplated under the Purchase and Sale Agreement and the Receivables Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1. Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Seller’s rights, interests and claims under the Purchase and Sale Agreement), the Purchasers and each of the other Secured Parties the due and punctual performance and observance by each Originator and the Servicer (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions and limitations set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations or cause to be performed or observed, such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Purchaser, the Seller or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Purchasers and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Purchaser may have against any Covered Entity, the Seller, any other Person, the Pool Receivables or any other property. The Performance

Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. Notwithstanding anything contained herein to the contrary, it is expressly acknowledged that this Performance Guaranty is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness or other financial inability to pay of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Pool Receivables.

SECTION 2. Validity of Obligations. (a) To the fullest extent permitted by applicable law, the Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the Seller) to collect any Pool Receivables or to realize upon any other Supporting Assets or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities, or the Seller or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the Seller) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the Seller) with respect thereto, (vi) the failure by any Secured Party (or by the Seller) to take any steps to perfect and maintain perfected its interest in the Supporting Assets or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Supporting Assets or any other assets of any Covered Entity or of the Seller, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Seller or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the Seller or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance

Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b) Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, the Seller or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the Seller or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Seller, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3. Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4. Waiver. To the fullest extent permitted by applicable law, the Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the Seller) exhaust any right or take any action against any Covered Entity, the Seller, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Seller, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Seller, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5. Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the Seller) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6. Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof, on each Settlement Date and on each day on which a Credit Extension shall have occurred under the Receivables Purchase Agreement, as follows:

(a) Organization and Good Standing. The Performance Guarantor is a corporation, duly incorporated and validly existing under the laws of the Commonwealth of Virginia with the power and authority under its organizational documents and under the laws of the Commonwealth of Virginia to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party. The execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action.

(d) Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the

Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in the case of each of clauses (i), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents; or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations that could reasonably be expected to have a Material Adverse Effect.

(g) No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Applicable Law. The Performance Guarantor is in compliance in all respects with Applicable Law applicable to the Performance Guarantor, its Subsidiaries and their respective businesses and properties, except where any such failure could not reasonably be expected to have a Material Adverse Effect.

(i) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and at the time the same are so furnished do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading (provided that with respect to any projected financial information, if any, the Performance Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time).

(j) No Material Adverse Effect. Since December 31, 2023, there has been no Material Adverse Effect with respect to the Performance Guarantor.

(k) Investment Company Act. The Performance Guarantor is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such a company.

(l) [Reserved].

(m) Financial Condition. The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of December 31, 2023, and the related statements of income and shareholders’ equity of the Performance Guarantor and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(n) Opinions. The facts regarding the Performance Guarantor, the Seller, the Servicer, the Originator, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Performance Guaranty and the Transaction Documents are true and correct in all material respects.

(o) Solvency. Immediately after giving effect to the transactions contemplated by this Performance Guaranty and any other Transaction Documents, the Performance Guarantor is Solvent.

(p) Separateness. The Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Purchase Agreement in reliance on the Seller being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that the Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the Seller’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(q) ERISA.

(i) None of the following events or conditions, either individually or in the aggregate, has occurred and has resulted, or is reasonably likely to result, in a Material Adverse Effect: (a) a Reportable Event; (b) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA or a determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (c) any noncompliance with the provisions of ERISA or the Code applicable to a Pension Plan; (d) a termination of a Pension Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) an Adverse Claim on the property of the Parent, Seller, Servicer, any Originator, or any of their respective ERISA Affiliates in favor of the PBGC or a Pension Plan; (f) the present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA under any Pension Plan (based on the actuarial assumptions used in the Plan’s most recent actuarial valuation report), exceeds the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed; (g) a complete or partial withdrawal from any Multiemployer Plan by the Parent, Seller, Servicer, any Originator, or any of their respective ERISA Affiliates; (h) the insolvency of any Multiemployer Plan; or (i) the failure to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan. There have been no transactions that resulted or could reasonably be expected to result in any liability to the Parent, Seller, Servicer, any Originator, or any of their respective ERISA Affiliates under Section 4069 of ERISA or Section 4212(c) of ERISA that would, singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(ii) Each of the Parent and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(r) Preliminary Statements. The statements set forth in the preliminary statements to this Performance Guaranty are true and correct.

(s) Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other written report is delivered to the Administrative Agent or any Purchaser hereunder, the Performance Guarantor shall be deemed to have certified that (i) all representations and warranties of the Performance Guarantor hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date) and (ii) no Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Release.

SECTION 7. Certain Covenants. The Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, the Performance Guarantor will observe and perform all of the following covenants.

(a) Ownership and Control. The Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of the Servicer, each Originator and the Seller. Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.

(b) Existence and Good Standing. The Performance Guarantor will promptly obtain, comply with and do all things as are necessary to maintain in full force and effect its existence as a Virginia corporation. The Performance Guarantor also will ensure that it has the right and is duly qualified to conduct its business as it is presently conducted in all applicable jurisdictions, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

(c) Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(d) Sale of Assets. The Performance Guarantor will not, and will not permit any Covered Entity to, directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents). The Performance Guarantor shall not consolidate with or merge with or into any other Person or reorganize as any other entity or reincorporate in any other jurisdiction unless (i) no Event of Termination or Unmatured Event of Termination has occurred and is continuing or would result therefrom, (ii) if it is not the surviving entity, the surviving Person agrees to be bound by the terms and provisions applicable to it hereunder, (iii) no Change in Control shall result, (iv) the Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its obligations under this Performance Guaranty shall apply to the surviving Person and (v) the Administrative Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(e) Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Purchase Agreement.

(f) [Reserved].

(g) Payments on Receivables; Collection Accounts. If any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account.

(h) Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty.

(i) Ownership and Control. The Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of each Originator, the Servicer and the Seller. Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.

(j) Seller’s Tax Status. The Performance Guarantor shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded from a United States person (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership ) taxable as a corporation for U.S. federal income tax purposes.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by electronic mail) and mailed, sent or delivered to it (a) if to the Administrative Agent, to its address specified for notices in the Receivables Purchase Agreement, (b) if to any other Secured Party, to the Administrative Agent on such Secured Party’s behalf at the address specified for notices to the Administrative Agent in the Receivables Purchase Agreement and (c) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Attention: Treasurer

Telephone: (804) 723-7580

with a copy to:

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Attention: General Counsel

Telephone: (804) 723-7990

and a copy to:

Kimberly C. MacLeod

Hunton Andrews Kurth LLP

Riverfront Plaza - East Tower

951 East Byrd Street

Richmond, Virginia 23219

Telephone: (804) 788-8529

Facsimile: (804) 343-4668

e-mail: KMacLeod@hunton.com

Notices and communications by facsimile or electronic mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 10. No Waiver; Remedies. No failure on the part of the Seller or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 11. Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Purchasers, the other Secured Parties and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in U.S. dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.

SECTION 12. Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13. Costs and Expenses. The Performance Guarantor hereby agrees to pay on demand all reasonable and documented third party out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and with respect to advising the Administrative Agent and the other Credit Parties as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 14. Indemnities by Performance Guarantor. Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, the Performance Guarantor agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by the Performance Guarantor of any of its obligations or duties under this Performance Guaranty or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by the Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, not materially misleading; (v) any negligence or misconduct on the Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Performance Guaranty or any other Transaction Document; (vi) the failure by the Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 14, Indemnified Amounts shall be excluded solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Guarantor Indemnified Party.

SECTION 15. GOVERNING LAW. THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF.

SECTION 16. CONSENT TO JURISDICTION.

a. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE PERFORMANCE GUARANTOR, THE EXCLUSIVE

JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE PERFORMANCE GUARANTOR OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING SET FORTH HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GUARANTOR OR ANY OF ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

b. THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING SET FORTH HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 18. Set-off Rights of Secured Parties. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to the Performance Guarantor (including liabilities in respect of any monies deposited with it by the Performance Guarantor) against any and all of the obligations of the Performance Guarantor to such Person now or hereafter existing under this Performance Guaranty.

SECTION 19. Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 20. Counterparts. This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

SECTION 21. Effect of Performance Guaranty. This Performance Guaranty amends and restates in its entirety, as of the date hereof, that certain Performance Guaranty, dated as of February 19, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”). Upon the effectiveness of this Performance Guaranty, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Performance Guaranty, the Performance Guarantor shall continue to be liable to the Administrative Agent for the Guaranteed Obligations (as defined in the Prior Performance Guaranty) (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Administrative Agent existed in the Prior Performance Guaranty and continue to exist in this Performance Guaranty, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guaranty shall continue and survive the execution and delivery of this Performance Guaranty. Upon the effectiveness of this Performance Guaranty, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Performance Guaranty. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OWENS & MINOR, INC., as the Performance Guarantor

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President, General Counsel and Corporate Secretary

A&R Performance Guaranty

(Owens & Minor)

Accepted as of the

date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Christopher Blaney
Name:	Christopher Blaney
Title:	Senior Vice President

A&R Performance Guaranty

(Owens & Minor)